Exhibit 99.2

Torrid Holdings Inc. Announces Launch of Secondary Offering of Common Stock

CITY OF INDUSTRY, CA – September 11, 2024 – Torrid Holdings Inc. (“Torrid” or the “Company”) today announced the launch of an underwritten public offering of 8,000,000 shares of common stock (the “Offering”) to be sold by certain stockholders of the Company (the “Selling Stockholders”). Torrid will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. The Selling Stockholders intend to grant the underwriters a 30-day option to buy an additional 1,200,000 shares of common stock at the public offering price, less the underwriting discount and commissions.

BofA Securities, Goldman Sachs & Co. LLC, Jefferies and William Blair are acting as joint lead book-running managers for the Offering. Telsey Advisory Group is acting as co-manager for the Offering.

A registration statement (including a prospectus) on Form S-3 was initially filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024, and has been declared effective. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus. Before you invest, you should read the registration statement, the prospectus supplement, the accompanying prospectus and other documents the Company has filed or will file with the SEC for information about the Company and the Offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained by contacting: BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina, 28255-0001, or by email at dg.prospectus_requests@bofa.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TORRID

TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for curvy women. Specializing in sizes 10 to 30, TORRID’s primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of its customers. TORRID’s extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Revenues are generated primarily through its e-Commerce platform and its stores in the United States of America, Puerto Rico and Canada.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the size and timing of the Offering and the granting of an option by the Selling Stockholders to the underwriters to purchase additional shares of the Company’s common stock from the Selling Stockholders. These statements are not historical facts but rather are based on Torrid’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology) are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those set forth in the

“Risk Factors” section of the registration statement and the prospectus supplement for the Offering and the Company’s other filings with the SEC. Any such forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and speak only as of the date of this press release. Torrid undertakes no duty to update any forward-looking statements made herein.

Contacts

Investors

ICR

Lyn Walther

IR@torrid.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Arielle Rothstein / Lyle Weston

Media@torrid.com